UGS Capital Corp. and UGS Capital Corp. II
2004 Management Incentive Plan

THIS AWARD AND ANY SHARES TO BE ISSUED HEREUNDER ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER
AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG UGS
CAPITAL CORP., UGS CAPITAL CORP. II, UGS HOLDINGS, INC., UGS CORP. AND CERTAIN STOCKHOLDERS OF UGS
CAPITAL CORP. AND UGS CAPITAL CORP. II, DATED AS OF MAY 24, 2004 (THE “STOCKHOLDERS AGREEMENT”).

UGS CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL
ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES. THANK YOU.

UGS Capital Corp.

Attention: Board of Directors

Gentlemen:

The undersigned (i) acknowledges receipt of an award (the “Award”) of deferred stock from UGS Capital Corp. (the “Company”) under the UGS Capital Corp. and UGS Capital Corp. II Management Incentive Plan (the “Plan”), subject to the terms set forth below and in the Plan; (ii) further acknowledges receipt of a copy of the Plan in effect as of the date hereof; and (iii) agrees with the Company as follows:

1.	Effective Date. This Agreement shall take effect as of , 200_.

2.	Shares Subject to Award. The Company hereby agrees that if the conditions prescribed herein are met, it will issue, and the undersigned hereby agrees to accept in accordance with the terms hereof, that total number of shares set forth in Schedule A (the “Award Shares”) of the Class A-4 Common Stock of the Company (the “Deferred Stock”). Except as otherwise specifically provided herein, the undersigned’s rights to the Award Shares are subject to the restrictions and other provisions contained in the Plan and the Stockholders Agreement (both of which are incorporated herein by reference) in addition to such other restrictions, if any, as may be imposed by law.

3.	Meaning of Certain Terms. Except as otherwise defined herein, all initially capitalized terms used herein shall have the same meaning as in the Plan and the Stockholders Agreement.

4.	Issuance of Shares. Award Shares shall be issued in accordance with Schedule A. In the event that the undersigned’s Employment (as defined in the Plan) is terminated by the Company without “Cause” (as defined in Section 5 below), then the undersigned shall receive a pro rata portion of the Award Shares that would have been issued on the next scheduled issuance date, if the termination had not occurred. For example, if 100 shares are scheduled to be issued on August 2008 and the undersigned’s employment is terminated by the Company without Cause on May 2008, then 75 shares shall be issued as of the effective date of termination (100*9/12). The remaining 25 shares shall be forfeited in accordance with Section 5(b) below.

5.	Forfeiture Risk.

a.	If the undersigned’s Employment ceases for any reason other than termination by the Company without Cause, any unissued Award Shares shall be forfeited.

b.	If the undersigned’s Employment is terminated by the Company without Cause, then except for the pro rata issuance described in Section 4 above, all unissued Award Shares shall be forfeited.

c.	For this purpose, “Cause” means (i) material breach of any agreement entered into between the undersigned and the Company, (ii) material misconduct, (iii) material failure to follow the Company’s policies, directives or orders applicable to Company employees holding comparable positions, (iv) intentional destruction or theft of Company property or falsification of Company documents, (v) material failure or refusal to faithfully, diligently and competitively perform the usual and customary duties associated with the undersigned’s position or (vi) conviction of a felony or any crime involving moral turpitude.

6.	Company’s Continuing Call Right. The Company shall have the right to purchase the Award Shares in accordance with the terms of the Stockholders Agreement.

7.	Transfer of Shares. Award Shares shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except in accordance with the Stockholders Agreement.

8.	Legend/Certificate Retention. Award Shares shall bear such legends as are required by the Stockholders Agreement and as may be determined by the Administrator prior to issuance.

9.	Certain Tax Matters. The undersigned expressly acknowledges that the issuance of the Award Shares may give rise to “wages” subject to withholding. The undersigned expressly acknowledges and agrees that the undersigned’s rights hereunder are subject to the undersigned promptly paying to the Company in cash or stock (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. Unless the undersigned notifies the Company in writing thirty (30) days prior to an issuance date that the undersigned will satisfy the withholding requirement in cash, the Company will withhold from delivery that number of shares having a fair market value equal to the amount of the required withholding. In the event that the withholding requirement will be satisfied in cash, the undersigned authorizes the Company or its subsidiaries to withhold such amount from any amounts otherwise owed to the undersigned.

By acceptance of this Award, the undersigned hereby agrees upon issuance of any Award Shares to become a party to, be bound by the terms of, the Stockholders Agreement and the Participation and Registration Rights Agreement among UGS Capital Corp., UGS Capital Corp. II, UGS Holdings, Inc., UGS Corp. and certain stockholders of UGS Capital Corp. and UGS Capital Corp. II, dated as of May 24, 2004, in each case treating the undersigned as a “Manager” and the Award Shares as “Incentive Shares”.

Very truly yours,

Name:

Date:

The foregoing Deferred Stock
Award Agreement is hereby accepted:

UGS Capital Corp.

Anthony J. Affuso
Chairman, CEO and President

Schedule A

Issuance Schedule

Total number of Award Shares:

     Shares shall be issued on      ;

     Shares shall be issued on      ; and

     Shares shall be issued on      .